UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 20, 2007

VOICE DIARY INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50029
(Commission File Number)

73-1629948
(I.R.S. Employer Identification No.)

343 Sui Zhou Zhong Road
Sui Ning, Si Chuan Province, P.R.China
(Address of Principal Executive Offices) (Zip Code)

(86825) 239-1788
(Registrant's Telephone Number, Including Area Code)

Copies to:
Greentree Financial Group, Inc.
7951 SW 6th Street, Suite 216
Plantation, FL 33324
(954) 424-2345 Tel
(954) 424-2230 Fax

   This Current Report on Form 8-K is filed by Voice Diary Inc., a Delaware corporation (the “Registrant”), in connection with the items set forth below.

ITEM 1.01 Entry Into A Material Definitive Agreement

As of April 18, 2007, the Registrant, acting through its subsidiary, entered into an Exclusive Agency Agreement ("Agreement"), by and among Suining Yinfa DAR Industrial Co., Ltd. ("DAR Industrial"), a wholly owned subsidiary of the Registrant and Chengdu Derentang Pharmaceutical Ltd.("Derentang"), the largest Chinese medicine and medicine distribution company in Sichuan province, China. Under the Agreement DAR Industrial will act as the exclusive agent for Derentang in the cultivation and processing of Dahurian Angelica Root ("DAR") in the Sichuan area and Derentang will purchase and sell DAR Industrial’s DAR products at all of their area stores. The agreement will begin this year and expire in 2012. According to the terms of the contract, Derentang will purchase DAR from DAR Industrial for immediate sale and/or to process into DAR drink slices. Both companies anticipate that the cooperation between DAR Industrial and Derentang could help the Registrant extend their Chinese and overseas DAR markets through this mutually beneficial agreement.

Pursuant to the terms of the contract: (1) Derentang will purchase a minimum of 200 tons of DAR raw material annually from DAR Industrial for sale and/or processing into DAR drink slices. In exchange, DAR Industrial will make Derentang their exclusive partner for processing of DAR drink slices; (2) Derentang agrees to sell DAR Industrial’s DAR, DAR drink slices and other related products in all of their 120+ medical franchise stores in the Sichuan area; and (3) Derentang agrees to process DAR Industrial's entire output of DAR drink slices and other related products during the contract term, and agrees to sell these products for DAR Industrial in mainland China through their 600+ mainland China store locations.

The Registrant currently has 39,301,854 issued and outstanding shares of common stock that trade on the Over-The-Counter Bulletin Board under the symbol "VCDY".

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOICE DIARY INC.

Date: April 20, 2007	By:	/s/ Wang, Ji Guang
Wang, Ji Guang President and Director

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Agency Agreement, dated April 18, 2007

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